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                                                                   EXHIBIT 4.1

HIGHAM, McCONNELL & DUNNING
28202 Cabot Road, Suite 450
Laguna Niguel, California 92677
Tel: 714/365-5515
Fax: 714/365-5522

March 27, 1997

Alfred H. Falk
President
Norris Communications, Inc.
12725 Stowe Drive
Poway, California 92064

Re:  Amendment No. 2 to Engagement Letter/Service Agreement

Dear Fred:

The Engagement Letter/Service Agreement entered into between the parties on September 25, 1996 is hereby amended, as follows:

        1. Higham, McConnell & Dunning hereby agrees to accept in payment of our fees as incurred, from time to time, up to an additional 400,000 shares of Common Stock.

        2. The Common Stock issued will be valued at the average bid price for the ten days prior to the date of issuance less thirty percent.

        Except as provided herein, all terms and provisions of our September 25, 1996 letter are in full force and effect, and have not been changed, amended or modified.

Very truly yours,

HIGHAM, McCONNELL & DUNNING

/s/ Curt C. Barwick

Curt C. Barwick

CCB:jcb
Enclosure

The undersigned hereby agrees to the foregoing.

Dated:  March 27, 1997

NORRIS COMMUNICATIONS, INC.

By:     /s/ Alfred H. Falk
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Title:  President
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